EXHIBIT 10-11

TEGNA INC.
DEFERRED COMPENSATION PLAN
RULES FOR POST-2004 DEFERRALS
Restated as of January 1, 2005

Amendment No. 7

TEGNA Inc. hereby amends the TEGNA Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals, restated as of January 1, 2005 (the “Plan”), as follows:

1.Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate publicly traded company, the following is added to the end of Section 2.6(b):

As a consequence of the Company’s spinning off Cars.com Inc. (“Cars.com”) as a separate publicly traded company (the “Cars.com Spin-off”), Participant accounts deemed invested in the TEGNA stock fund will be credited with hypothetical shares of Cars.com consistent with the terms of the Cars.com Spin-off, and the Plan will establish a separate hypothetical Cars.com stock fund to track such shares. Notwithstanding any provision to the contrary, Participants may elect in a manner prescribed by the Committee to allocate out of such Cars.com stock fund but shall not be able to allocate any additional amounts to the Cars.com stock fund.
2.Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate publicly traded company, Section 2.8 is amended by adding the following provision to the end of such section:

Notwithstanding the foregoing, deemed dividends relating to hypothetical Cars.com stock in the hypothetical Cars.com stock fund will not be deemed reinvested in Cars.com stock. Instead, such deemed dividends will be hypothetically invested proportionately in the investment funds selected by the Participant in his most recent investment direction, or, in the absence of an explicit investment direction, in the default investment fund.
3.Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate publicly traded company, the following is added to the end of Section 2.9(h):
Notwithstanding the foregoing or any other provision of this Plan, any portion of a Participant’s Deferred Compensation Account deemed invested in shares of Cars.com may only be settled in cash.

4.Effective January 1, 2017, Section 5.2 of the Plan is amended by adding the following new sentence to the end of such section:

Notwithstanding the foregoing, employees hired by the Company or its affiliates on or after January 1, 2017, shall not be entitled to receive any benefits under Article 5 of the Plan.

5.	Except to the extent amended herein, the Plan remains in full force and effect.

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of May 3, 2017.

TEGNA INC.

By: /s/ Todd A. Mayman
Name: Todd A. Mayman

Title: Executive Vice President, Chief Legal and	Administrative Officer